SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                       ----------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                              SONO-TEK CORPORATION
             (Exact name of registrant as specified in its charter)

             New York                                     14-1568099
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

2012 Route 9W, Bldg. 3, Milton, New York                      12547
(Address of Principal Executive Offices)                    (Zip Code)


                            1993 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 JAMES L. KEHOE
                              SONO-TEK CORPORATION
                             2012 Route 9W, Bldg. 3,
                             Milton, New York 12547
                     (Name and address of agent for service)

                                 (914) 795-2020
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
                                            Proposed         Proposed
  Title of               Amount              maximum          maximum        Amount of
securities to            to be           offering price      aggregate     registration
be registered          registered           per share      offering price      fee
---------------------------------------------------------------------------------------

Common Stock,
$.01 par value      64,876 shares (a)        $0.60 (c)        $38,926        $11.50(e)

Common Stock
$.01 par value     685,124 shares (b)     (see note (d))     $299,533        $88.40(e)
                                                                             ------

Total Registration Fee:                                                      $99.90
---------------------------------------------------------------------------------------

(a) Represents the number of shares to be registered under the Plan which have not yet been granted pursuant to an option.
(b) Represents the number of shares to be registered under the Plan which have already been granted pursuant to an option.
(c) Estimated solely for purposes of calculating the registration fee and based on the average of the bid and asked prices of the Company's Common stock on July 27, 1998, as reported by the National Quotations Bureau, Inc.
(d) Represents the exercise prices of options granted under the Plan which range from $.33 to $.82 per share.
(e)  Registration  Fee  computed pursuant to Rule 457 (h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

     (a) The Company's annual report on Form 10-K for the year ended February 28, 1998.

     (b) The Company's quarterly report on Form 10-Q for the quarter ended May 31, 1998.

     (c) The description of the Company's Common Stock is contained in the Registration Statement on Form 8-A dated July 10, 1987, File No. 0-16035, and any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides that the Company may to the fullest extent permitted by Section 721 through 726 of the Business Company Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections. The Company's bylaws provide that it shall indemnify the officers and directors of the corporation to the fullest extent permitted by applicable law.

     The Company does not have indemnification insurance on its directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     4.1 Certificate of Incorporation, as amended, filed as an exhibit to Company's 10-K for the year ended February 28, 1994, and hereby incorporated by reference.

     4.2 Bylaws of the Company, as amended, filed as Exhibit 2 to the Registration Statement on Form 8-A, as amended, dated July 27, 1998, File #000-16035, and hereby incorporated by reference.

     4.3 The 1993 Stock Incentive Plan, as amended on June 26, 1998, filed as an exhibit hereto and hereby incorporated by reference.

     5.1  Opinion of D'Ancona & Pflaum.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Anchin, Block & Anchin LLP.

     23.3 Consent of D'Ancona & Pflaum (included in Exhibit 5.1).

     24.1 Powers of Attorney (included herein).

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


          Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Milton, State of New York, on the 3rd day of August, 1998.

                                              SONO-TEK CORPORATION


                                              By: /s/ James L. Kehoe
                                              James L. Kehoe,
                                              Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Sono-Tek Corporation, a New York corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint James L. Kehoe and Kathleen N. Martin and each of them their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                           Title                         Date

 /s/ Samuel Schwartz              Chairman of the Board            June 26, 1998
(Samuel Schwartz)                   and Director


 /s/ James L. Kehoe               Chief Executive Officer          June 26, 1998
(James L. Kehoe)                    and Director


 /s/ Kathleen N. Martin           Treasurer (Principal Financial   June 26, 1998
(Kathleen N. Martin)                Officer and Principal
                                    Accounting Officer)


 /s/ Harvey L. Berger             President                        June 26, 1998
(Harvey L. Berger)                  and Director


 /s/ J. Duncan Urquhart           Director                         June 26, 1998
(J. Duncan Urquhart)

                                  Exhibit 5.1



July 29, 1998


SONO-TEK CORPORATION
2012 Route 9W, Bldg. 3
Milton, New York 12547

Gentlemen:

     We have acted as counsel for Sono-Tek Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and proposed sale of 750,000 shares of the Company's common stock, $.01 par value ("Common Stock"), under the terms of the 1993 Stock Incentive Plan and described in the Registration Statement (the "Plan").

     In arriving at this opinion, we have examined the Company's Certificate of Incorporation, its Bylaws, the records of the corporate proceedings of the Company authorizing the issuance and sale of the shares of Common Stock covered by the Registration Statement, the Plan and such other instruments and documents as we have deemed appropriate.

     Based upon the foregoing, we are of the opinion that all necessary corporate action for the authorization, reservation and issuance of the shares of Common Stock to be offered and sold by the Company pursuant to the Plan has been taken; and that said shares of Common Stock are duly authorized, and upon delivery of same to the participants under the Plan against payment therefor upon the terms set forth in the Plan, said shares of Common Stock will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement.

                                           Very truly yours,

                                           D'ANCONA & PFLAUM



                                           By:       /s/ Merrill A. Freed
                                                     Merrill A. Freed, Partner

                                  Exhibit 23.1

INDEPENDENT AUDITORS'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Sono-Tek Corporation on Form S-8 of our report dated May 20, 1998 appearing in the Annual Report on Form 10-K of Sono-Tek Corporation for the year ended February 28, 1998.


Deloitte & Touche LLP

July 27, 1998

                                  Exhibit 23.2



Anchin, Block & Anchin LLP
1375 Broadway
New York, NY  10018


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
OF SONO-TEK CORPORATION

We consent to the inclusion in the Registration Statement on Form S-8 to be used in registering shares of the Common Stock of Sono-Tek Corporation of our report, dated April 30, 1996, except for Note 5 as to which the date is May 28, 1996, which accompanies the financial statements of Sono-Tek Corporation which are included in the Registration Statement.

In the course of our audit of the financial statements for the year ended February 29, 1996, we also audited Schedule II for the year ended February 29, 1996, included in the annual report of Sono-Tek Corporation of Form 10K for the year ended February 28, 1998. In our opinion, the schedule presents fairly the information therein set forth.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

New York, New York
July 30, 1998